UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Alexandria Real Estate Equities, Inc. (the “Company”) previously provided guidance as of December 1, 2020 for, among other things, earnings per share (“EPS”), funds from operations (“FFO”) per share, and key sources and uses of capital, for the Company’s fiscal year ending December 31, 2021, which guidance was included in its Form 8-K, filed with the Securities and Exchange Commission on December 1, 2020. The Company hereby updates its guidance for 2021, including key assumptions and sources and uses of capital. The key changes to guidance for 2021 are attached hereto as Exhibit 99.1 and incorporated herein by reference. The guidance included in Exhibit 99.1 shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01. Other Events.

Recent Developments

Key Pending Acquisition

In January 2021, we entered into a definitive agreement to acquire 401 Park Drive, 201 Brookline Avenue, and one future development opportunity, located in the heart of our Greater Boston life science cluster market, for a purchase price of $1.52 billion. The campus, aggregating 1.8 million RSF, consists of the following:

•	401 Park Drive (operating property with future redevelopment opportunity)

•	Highly amenitized Class A office/R&D building aggregating 973,145 RSF, currently 93% occupied with a weighted-average remaining lease term of 8.8 years

•	50% of annual rental revenue generated from investment-grade tenants

•	In-place rents are 38% below market; 30% of the RSF has a weighted average remaining lease term of 3.3 years with rents approximately 41% below market

•	Initial stabilized yields of 5.7% and 4.5% (cash basis)

•	Future opportunity to convert up to 221,000 RSF, or 23% of the building, to office/laboratory space

•	201 Brookline Avenue (active development)

•	Office/laboratory building undergoing ground-up development, aggregating 510,116 RSF, targeting initial occupancy in 2022

•	17% pre-leased to high-quality tenants

•	Future development opportunity for one office/laboratory building for which we are pursuing net new entitlement rights totaling approximately 400,000 SF of office/lab plus retail, and common spaces. Achievement of entitlement rights greater than 305,000 SF will increase our purchase price by a maximum of $97.9 million.

Completed acquisitions

During the three months ended December 31, 2020, we completed the acquisition of 16 properties in key submarkets aggregating 3.3 million SF, including 1.9 million RSF of future value-creation opportunities, 383,000 RSF of active redevelopment, and 1.0 million of operating RSF that is 80% occupied, for an aggregate purchase price of $580.7 million.  Of the 1.0 million operating RSF, approximately 50% has future development or redevelopment opportunities upon expiration of existing leases in the near-term, and the acquired vacancy represents lease-up opportunities that will contribute to growth in cash flows.

The following table summarizes the vacancy in our North America markets, representing lease-up opportunities at properties recently acquired, including those acquired during the three months ended December 31, 2020:

		Projected As of December 31, 2020		As of September 30, 2020
Property	Submarket/Market	Vacant RSF	Occupancy Impact	Vacant RSF	Occupancy Impact
Alexandria Center® for Life Science – Durham	Research Triangle/ Research Triangle	251,465	0.8%	251,465	0.8%
601, 611, and 651 Gateway Boulevard	South San Francisco/San Francisco	199,895	0.6	202,871	0.7
SD Tech by Alexandria	Sorrento Mesa/San Diego	86,812	0.3	76,639	0.2
5505 Morehouse Drive(1)	Sorrento Mesa/San Diego	N/A	N/A	71,021	0.2
Other acquisitions(2)	Various	445,419	1.4	257,483	0.9
		983,591	3.1%	859,479	2.8%

(1)	We commenced redevelopment activities on this property during the three months ended December 31, 2020.
(2)	Increase in vacant RSF primarily from a $11.9 million acquisition during the three months ended December 31, 2020.

Based on the changes in the acquired vacancy noted in the table above, we expect operating occupancy in North America as of December 31, 2020 to be in a range from 94.5% to 95.0%.

Completed and pending dispositions

During the three months ended December 31, 2020, we completed dispositions and sales of partial interest aggregating $884.9 million.

In December 2020, we committed to a plan to sell three office buildings aggregating 146,842 RSF, located in submarkets without significant nearby laboratory properties for a total estimated sales price of $78.1 million, including the buyer’s assumption of a $28.2 million secured note payable. Upon our decision to sell these buildings, we recognized impairment charges aggregating $25.2 million. We expect to complete these sales in 2021.

Common Equity Transactions

During the three months ended December 31, 2020:

•	We issued 1.8 million shares of common stock to settle our remaining forward equity sales agreements that were outstanding at the beginning of the quarter and received proceeds of $267.1 million.

•	We issued 1.5 million shares of common stock under our ATM program at a price of $159.09 per share (before underwriting discounts) and received proceeds of $235.0 million.

•	We sold 0.4 million shares under forward equity sales agreements that remain outstanding under our ATM program at a price of $159.09 per share (before underwriting discounts). We expect to settle these forward equity sales agreements in 2021.

As of December 31, 2020, the remaining aggregate amount available under our ATM program for future sales of common stock is $547.3 million.

Extinguishment of Secured Notes Payables

In December 2020, we extinguished two secured notes payable aggregating $108.2 million, due in 2023 with a weighted-average interest rate of 3.67%, and recognized losses on early extinguishment of debt of $7.3 million.

As a result of these extinguishments, we have no debt maturing until 2024.

Collection of Tenant Receivables

As of December 31, 2020, we have collected 99.6% of our December 2020 rents and tenant recoveries.

Updated Guidance as of January 5, 2021

We have updated key components of our 2021 guidance that was introduced on December 1, 2020 as follows:

•	Key updates to sources and uses of capital ranges related to the pending acquisition of 401 Park Drive, 201 Brookline Avenue and one future development opportunity:

•	Acquisitions: $2.45 to $2.95 billion; $1.55 billion increase at midpoint

•	Construction: $1.6 to $1.9 billion; $90 million increase at midpoint

•	Real estate dispositions, partial interest sales, and common equity: $3.1 to $3.5 billion; $1.4 billion increase at midpoint

•	Incremental debt: $605 to $865 million; $240 million increase at midpoint

•       Occupancy

•	Decrease in operating occupancy as of December 31, 2021 of 60 basis points to range from 95.6% to 96.2%, related to vacancy at recently acquired properties during the three months ended December 31, 2020, and the pending acquisition of 401 Park Drive and 201 Brookline Avenue. Vacancy at recently acquired properties represent opportunities for future growth in cash flows.

•	See discussion of occupancy as of December 31, 2020 in the "Completed Acquisitions" section above

•       Interest expense and capitalized interest

•	Capitalization of interest: $167 to $177 million; $21 million increase at midpoint

•	Interest expense: $133 to $143 million; $16 million decrease at midpoint

Other than as updated above, there are no changes to our 2021 guidance that was introduced on December 1, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Key Updates to 2021 Guidance issued by Alexandria Real Estate Equities, Inc. on January 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit referenced herein provides key assumptions included in our guidance for the year ending December 31, 2021. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 5, 2021	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga President and Chief Financial Officer